UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   -------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 29, 2004

                            THE SERVICEMASTER COMPANY
                            -------------------------
             (Exact Name of Registrant as Specified in Its Charter)


       Delaware                       1-14762                  36-3858106
       --------                       -------                  ----------
(State or Other Jurisdiction     (Commission File Number)   (I.R.S. Employer
      of Incorporation)                                   Identification Number)


     3250 Lacey Road, Suite 600, Downers Grove, Illinois              60515
     ---------------------------------------------------              -----
        (Address of Principal Executive Offices)                    (Zip Code)

      Registrant's telephone number, including area code: (630) 663-2000
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a - 12)

_____ Pre-commencement communications pursuant to Rule 14d - 2(b) under the Exchange Act (17 CFR 240.14d(b))

_____ Pre-commencement communications pursuant to Rule 13e - 4(c) under the Exchange Act (17 CFR 240.13e - 4(c))





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Item 1.01  Entry into a Material Definitive Agreement.

On November 1, 2004, The ServiceMaster Company ("ServiceMaster") entered into an employment agreement ("Employment Agreement") and restricted stock unit award agreement ("RSU Agreement") with Jonathan P. Ward, its Chairman and Chief Executive Officer. The term of the Employment Agreement ends on May 6, 2012, with an automatic one-year renewal provision unless terminated by ServiceMaster or Mr. Ward.

The Employment Agreement provides Mr. Ward with an annual base salary of not less than $750,000. Mr. Ward's annual bonus target is 150% of his salary, or $1,125,000, with a maximum payout of 175% of his salary, or $1,312,500. Mr. Ward's target annual value for any fiscal year will not be less than $700,000 under ServiceMaster's Corporate Performance Plan ("CPP"). The actual payouts under the annual bonus plan and CPP are subject to satisfaction of performance criteria established by the Compensation and Leadership Development Committee of the Board of Directors. Mr. Ward receives those employee benefits which ServiceMaster makes available to its executives, including but not limited to medical, dental, accidental death and dismemberment, vision and disability insurance, four weeks paid vacation and the use of an automobile. ServiceMaster also pays club membership dues for Mr. Ward (2003 taxable income of $29,500). In accordance with ServiceMaster's policy, Mr. Ward may use the company plane for personal use unrelated to company business for which Mr. Ward recognizes taxable income in accordance with income tax regulations. Mr. Ward reimburses ServiceMaster for flight time in excess of fifty hours annually for reasons unrelated to company business. The reimbursable amount equals the amount of income Mr. Ward would otherwise recognize (2003 taxable income of $36,250).

Mr. Ward has agreed to non-competition and non-solicitation restrictions for a period of two years after his termination date.

If Mr. Ward's employment with ServiceMaster is terminated by ServiceMaster without cause or by Mr. Ward for good reason, Mr. Ward will receive (1) accrued salary through the date of termination, (2) annual bonus and CPP bonus earned in the year immediately prior to the year in which the date of termination occurs (to the extent not previously paid), (3) two times highest annual base salary,
(4) two times highest target annual bonus, (5) reimbursement of expenses and (6) continuation of medical, dental, accidental death and dismemberment, vision and disability insurance for two years following the date of termination (but, subject to Federal continuation requirements, not after May 6, 2012). In the event Mr. Ward's employment with ServiceMaster is terminated after his fifty-sixth birthday, the amount of his severance payments under (3) and (4) above will be reduced pro-rata until zero at May 6, 2012.

If Mr. Ward's employment with ServiceMaster is terminated by ServiceMaster for cause or by Mr. Ward for any reason other than good reason, Mr. Ward will not receive the benefits set forth in (2), (3), (4) and (6) above, but will receive
(1) accrued salary through the date of termination, (2) reimbursement of expenses and (3) in the event Mr. ward's employment is terminated by reason of death or disability, annual bonus and CPP bonus earned in the year immediately prior to the year in which the date of termination occurs (to the extent not previously paid).



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Under the RSU Agreement, Mr. Ward was granted 367,826 restricted stock units under ServiceMaster's 2003 Equity Incentive Plan. The restricted stock units vest as to 91,956 restricted stock units on November 1, 2007, 91,956 restricted stock units on November 1, 2009, and 183,914 restricted stock units on (1) the termination of Mr. Ward's employment on or after May 6, 2012 for any reason other than for cause and (2) Mr. Ward's delivery to the Board of Directors of ServiceMaster after May 6, 2009 and prior to May 6, 2010 of a CEO succession plan that is approved by the Board of Directors of ServiceMaster.

Under the RSU Agreement, if Mr. Ward's employment with ServiceMaster is terminated by reason of disability or death, all restricted stock units will become fully vested as of Mr. Ward's termination date or date of death. If Mr. Ward's employment with ServiceMaster is terminated by Mr. Ward prior to May 6, 2012 for good reason or by ServiceMaster for any reason other than for cause or disability of Mr. Ward, the number of restricted stock units that will be or become vested will be pro rated through the date of Mr. Ward's termination of employment. If Mr. Ward's employment with ServiceMaster is terminated for any reason other than death, disability, good reason or for cause, the portion of the restricted stock units which is not vested as of Mr. Ward's termination date will be forfeited.

On each date ServiceMaster pays a cash dividend to record owners of shares of common stock, Mr. Ward will be credited with unrestricted stock units equal in value to the amount of a dividend on an equivalent number of shares of common stock. ServiceMaster will issue to Mr. Ward shares of common stock equal to the number of vested stock units credited to Mr. Ward after his termination of employment for any reason.

If Mr. Ward (1) competes with ServiceMaster, (2) induces any employee of ServiceMaster to terminate his or her employment or (3) engages in conduct harmful to the interests of ServiceMaster, Mr. Ward will pay ServiceMaster an amount in cash determined by multiplying the number of restricted stock units subject to the award which vested within the one-year period prior to such activity by the fair market value of a share of common stock. Stock units acquired through reinvestment of dividend equivalents will not be subject to forfeiture.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 29, 2004, the Board of Directors of The ServiceMaster Company, a Delaware corporation ("ServiceMaster"), elected Louis J. Giuliano, Chairman of ITT Industries, and Eileen A. Kamerick, Chief Financial Officer of Heidrick & Struggles International, Inc. to serve on ServiceMaster's Board of Directors.

Mr. Giuliano has served as Chairman of the board of directors of ITT Industries since 2001. Mr. Giuliano will begin service as a member of the Board of Directors of ServiceMaster at the December 2004 regulars meeting of the Board and its Committees. Mr. Giuliano has been appointed to serve also as a member of the Compensation and Leadership Development Committee of the Board of Directors of ServiceMaster.



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

Ms. Kamerick has served as Chief Financial Officer of Heidrick & Struggles International, Inc. since June 2004. Ms. Kamerick will begin service as a member of the Board of Directors of ServiceMaster at the February 2005 regular meetings of the Board and its Committees. Ms. Kamerick has been appointed to serve also as a member of the Audit and Finance Committee of the Board of Directors of ServiceMaster.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits.

         10.1 Employment Agreement dated as of November 1, 2004 between The ServiceMaster Company and Jonathan P. Ward.

         10.2 Restricted Stock Unit Award Agreement dated as of November 1, 2004 between The ServiceMaster Company and Jonathan P. Ward.





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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      THE SERVICEMASTER COMPANY


Date:  November 4, 2004               By:  /s/ Jim L. Kaput
                                         ------------------
                                      Jim L. Kaput
                                      Senior Vice President and General Counsel





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                                  EXHIBIT INDEX
Exhibit
Number   Description of Exhibit
------   ----------------------


10.1 Employment Agreement dated as of November 1, 2004 between The ServiceMaster Company and Jonathan P. Ward.

10.2 Restricted Stock Unit Award Agreement dated as of November 1, 2004 between The ServiceMaster Company and Jonathan P. Ward.











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